                                                               Exhibit 10.20
               ----------------------------------------------------

                                                                      04/21/95





                         ----------------------------

                       1341 ORLEANS DRIVE LEASE AGREEMENT

                                by and between

                           CARIBBEAN GENEVA INVESTORS
                         ----------------------------

                                 ("LANDLORD")

                                      and

                            MACROVISION CORPORATION
                         ----------------------------

                                   ("TENANT")

                                TABLE OF CONTENTS

BASIC LEASE INFORMATION                                                     1

LEASE AGREEMENT

PARAGRAPH                          DESCRIPTION                           PAGE
-----------------------------------------------------------------------------

 1.         OCCUPANCY AND USE                                               1

 2.         TERMS AND POSSESSION                                            1

 3.         RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES                      2

 4.         RESTRICTIONS ON USE                                             5

 5.         COMPLIANCE WITH LAWS                                            5

 6.         ADDITIONAL ALTERATIONS                                          5

 7.         REPAIR AND MAINTENANCE                                          5

 8.         LIENS                                                           6

 9.         ASSIGNMENT AND SUBLETTING                                       6

10.         INSURANCE AND INDEMNIFICATION                                   7

11.         WAIVER OF SUBROGATION                                           8

12.         SERVICES AND UTILITIES                                          8

13.         TENANT'S CERTIFICATES                                           9

14.         HOLDING OVER                                                    9

15.         SUBORDINATION                                                   9

16.         RULES AND REGULATIONS                                          10

17.         RE-ENTRY BY LANDLORD                                           10

18.         INSOLVENCY OR BANKRUPTCY                                       10

19.         DEFAULT                                                        10

20.         DAMAGE BY FIRE, ETC.                                           11

21.         EMINENT DOMAIN                                                 12

22.         SALE BY LANDLORD                                               12

23.         RIGHT OF LANDLORD TO PERFORM                                   12

24.         SURRENDER OF PREMISES                                          12

25.         WAIVER                                                         13

26.         NOTICES                                                        13

27.         TAXES PAYABLE BY TENANT                                        14

28.         ABANDONMENT                                                    14

                                      (a)

PARAGRAPH                          DESCRIPTION                           PAGE
-----------------------------------------------------------------------------

29.         SUCCESSORS AND ASSIGNS                                         14

30.         ATTORNEY'S FEES                                                14

31.         LIGHT AND AIR                                                  14

32.         SECURITY DEPOSIT                                               14

33.         CORPORATE AUTHORITY; FINANCIAL INFORMATION                     14

34.         PARKING                                                        15

35.         MISCELLANEOUS                                                  15

36.         TENANT'S REMEDIES                                              15

37.         REAL ESTATE BROKERS                                            15

38.         LEASE EFFECTIVE DATE                                           16


EXHIBIT "A"     PREMISES

EXHIBIT "B"     WORK LETTER

EXHIBIT "B-1"   MINIMUM INFORMATION REQUIRED

EXHIBIT "C"     RULES AND REGULATIONS

EXHIBIT "D"     FORM OF TENANT ESTOPPEL CERTIFICATE


                                      (b)

BASIC LEASE INFORMATION
------------------------------------------------------------------------------------------------------
LEASE DATE:                      APRIL 21, 1995
                                 ----------------------------------------------------------------------
LANDLORD:                        CARIBBEAN/GENEVA INVESTORS
                                 ----------------------------------------------------------------------
                                 A CALIFORNIA PARTNERSHIP

MANAGING AGENT:                  THE MOZART DEVELOPMENT COMPANY

LANDLORD'S AND MANAGING AGENT'S ADDRESS:
                                 C/O THE MOZART DEVELOPMENT COMPANY
                                 1068 EAST MEADOW CIRCLE
                                 PALO ALTO, CA 94303

TENANT:                          MACROVISION CORPORATION
                                 ----------------------------------------------------------------------
TENANT'S ADDRESS:                FOR NOTICE & BILLING  PRIOR TO COMMENCEMENT DATE
                                 ----------------------------------------------------------------------
                                 1341 ORLEANS DRIVE    700 EL CAMINO REAL EAST, SUITE 200
                                 ----------------------------------------------------------------------
                                 SUNNYVALE, CA 94089   MOUNTAIN VIEW, CA 94040
                                 ----------------------------------------------------------------------

BUILDING:                        1341 ORLEANS DRIVE, SUNNYVALE
                                 ----------------------------------------------------------------------
PROJECT:                         1327 & 1341 ORLEANS DRIVE, SUNNYVALE
                                 ----------------------------------------------------------------------
SUITE:                           ENTIRE BUILDING
                                 ----------------------------------------------------------------------
LAND:                            APPROXIMATELY 2.89 ACRES
                                 ----------------------------------------------------------------------
RENTABLE AREA OF THE PREMISES:   43,960 SQUARE FEET
                                 ----------------------------------------------------------------------
RENTABLE AREA OF THE BUILDING:   43,960 SQUARE FEET
                                 ----------------------------------------------------------------------
PARKING SPACES:                  APPROXIMATELY 158 SPACES
                                 ----------------------------------------------------------------------
TENANT'S USE OF THE PREMISES:    ADMINISTRATION, SALES & MARKETING, RESEARCH & DEVELOPMENT,
                                 ----------------------------------------------------------------------
                                 ELECTRONICS ASSEMBLY, TESTING AND RELATED SERVICE, DISTRIBUTION,
                                 ----------------------------------------------------------------------
                                 WAREHOUSING AND OTHER RELATED LEGAL USES.
                                 ------------------------------------------
LEASE TERM:                      SEVEN(7) YEARS, COMMENCING ON JULY 1, 1995 AND ENDING ON JUNE 30, 2002.
                                 --------------                ------------               -------------
TENANT ALLOWANCE:                $175,840 ($4 PER SQUARE FOOT) - SEE EXHIBIT B FOR CLARIFICATION.
                                 ----------------------------------------------------------------------
TENANT'S PLAN DELIVERY DATE:     MARCH 20, 1995
                                 ----------------------------------------------------------------------
RENT:
MONTHLY BASE RENT:               $29,892.80 ($.68 PER SQUARE FOOT NNN)
                                 ----------------------------------------------------------------------
ANNUAL BASE RENT:                $358,713.60
                                 ----------------------------------------------------------------------
BASE RENT ADJUSTMENT             SEE PARAGRAPH 3(b) FOR CHANGES AT BEGINNING OF MONTHS 37 AND 73.
                                 ----------------------------------------------------------------------
TENANT'S SHARE OF EXPENSES AND TAXES ("ADDITIONAL CHARGES"):  100.00%
                                                              -----------------------------------------
SECURITY DEPOSIT:                $29,892,80
                                 ----------------------------------------------------------------------
GUARANTOR OF LEASE:              NA
                                 ----------------------------------------------------------------------
BROKER:                          COLLIERS PARRISH INTERNATIONAL INC.- JEFFRY NOCHIMSON/CYNTHIA ROTWEIN
                                 ----------------------------------------------------------------------
BROKER'S FEE OR COMMISSION, IF ANY, PAID BY:    LANDLORD
                                           ------------------------------------------------------------

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.
                        BASIC LEASE INFORMATION - Page i

                                       LANDLORD:
                                       ---------

                                       CARIBBEAN/GENEVA INVESTORS
                                       A CALIFORNIA PARTNERSHIP

                                       BY:     [ILLEGIBLE]
                                             ---------------------------------
                                       ITS:    [ILLEGIBLE]
                                             ---------------------------------

                                       TENANT:
                                       -------

                                       MACROVISION CORPORATION
                                       ---------------------------------------
                                       A CALIFORNIA CORPORATION
                                       ---------------------------------------

                                       BY:   /s/Robert J. Netter, Jr.
                                             ---------------------------------

                                       ITS:  VICE PRESIDENT OF FINANCE
                                             ---------------------------------



                        BASIC LEASE INFORMATION - Page ii

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into this 21st day of April, 1995, by and between CARIBBEAN/GENEVA INVESTORS, a California partnership, (herein called, "Landlord"), and MACROVISION CORPORATION, a CALIFORNIA CORPORATION (herein called "Tenant").

     Upon and subject to the terms, convenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") comprising the area substantially as outlined in red on attached EXHIBIT "A", in the building (hereinafter referred to as the "Building") specified in the Basic Lease Information attached hereto. The Building, together with the associated land, park, etc., may be more broadly referred to as "Project."

     1.   OCCUPANCY AND USE.     Tenant shall use and occupy the Premises for
the purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord. Landlord shall have the right to grant or withhold consent to a proposed change of use in its sole discretion.

     2.   TERMS AND POSSESSION.

          (a) The term of this Lease (the "Term") shall be for the period specified in the Basic Lease Information (or until sooner terminated as herein provided). If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date specified in the Basic Lease Information for the commencement of the Term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In that event, however, Tenant shall not be liable for any Rent or Additional Charges (as hereinafter defined) until Landlord delivers possession of the Premises to Tenant. If Landlord tenders possession of the Premises to Tenant prior to the commencement of the Term, then the Term and Tenant's obligations hereunder shall commence on the date that it accepts such possession. If substantial completion of the Premises is delayed beyond the scheduled commencement of the Term for any reason other than a delay of Tenant or its agents, representatives or contractors, the Term, scheduled commencement date and scheduled expiration date shall be extended by the amount of such delay. Notwithstanding the above, in the event that substantial completion is delayed beyond June 30, 1995, then Tenant shall not be obligated to accept the Premises (and have the Term commence) until August 1, 1995. In the event that the delay in substantial completion beyond June 30, 1995 is related to the existing tenant, Lockheed, holding over in the Premises after April 30, 1995 and Tenant elects to accept the Premises prior to August 1, 1995, then Landlord shall credit toward Tenant's rent an amount equal to one day's rent and holdover penalties paid by Lockheed for the Premises during May of 1995 (estimated at $1,482 per day) for each day during July of 1995 for which Tenant is paying rent in both the Premises and its current premises at 700 El Camino Real East in Mountain View. Notwithstanding the above, in the event that substantial completion of the Premises has not occurred on or before September 30, 1995, then Tenant shall have the right to terminate this lease by providing written notice to Landlord of its decision to terminate the lease no later than October 15, 1995. The preceding three provisions shall be subject to Force Majeure delays (as defined below) and Tenant delays, including, but not limited to, changes in the plans for Tenant's improvements. Force Majeure Delays shall mean and refer to a period of delay or delays encountered by Landlord because of: fire, earthquake, flooding or other acts of God; acts of the public enemy, riot, or insurrection; governmental regulations enacted after this Lease is executed and beyond the control of Landlord; strikes or boycotts, shortages of unique materials or any other industry or area-wide cause beyond the control of Landlord. The dates upon which the Term shall commence and terminate pursuant to this Paragraph 2(a) are herein called the "Commencement Date" and the "Expiration Date," respectively.

          (b) Completion of the improvements to the Premises shall be governed by the terms and conditions of the separate work letter ("Work Letter"), attached hereto as EXHIBIT "B".

          (c) The Premises shall be deemed completed and possession delivered when Landlord has substantially completed the work to be constructed or installed by Landlord ("Landlord's Work") pursuant to the provisions of the Work Letter subject only to the completion of items on Landlord's architect's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work or decorating work to be performed by or for Tenant). Tenant shall accept the Premises upon notice from Landlord that Landlord's Work has been so substantially completed (and provided that Tenant has had a reasonable opportunity to verify the same) and Tenant's obligation to pay rent hereunder shall commence on the earlier to occur of: (i) the date on which Landlord's Work is substantially completed; or
(ii) the date on which Tenant takes possession of, or commences the operation of its business in, any or all of the Premises. However, in no event shall Tenant be required to accept the Premises prior to July 1, 1995. By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the same comply fully with Landlord's obligations, notwithstanding that certain "punch list" type items may not have been completed. However, acceptance of the space by, Tenant shall not relieve Landlord of its obligation to complete outstanding punch-list items which are Landlord's responsibility. Within five (5) days after written request of Landlord, Tenant agrees to


                            Lease Agreement - Page 1
give Landlord a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the Premises (latent defects expected) and that the condition of the Premises complies with Landlord's obligations hereunder, or in the event the condition of the Premises does not comply, stating how it does not comply. The Premises shall be substantially completed when (i) Tenant has safe and direct access to the Premises from the sidewalk and parking area adjacent to the Building, (ii) the work to be completed by Landlord, pursuant to the Work Letter, is completed subject only to completion of items on Landlord's Architect's punch list, which do not materially interfere with Tenant's use of the Premises, and (iii) a Certificate of Occupancy or its equivalent has been issued by the City or other applicable governmental agency for the Premises. Landlord shall use its best efforts to advise Tenant of the anticipated date of completion at least fifteen (15) days prior to such date, but the failure to give such notice shall not constitute a default hereunder by Landlord. Notwithstanding the above, at no cost to Tenant, in the event that substantial completion of the Premises occurs prior to June 26, 1996, Landlord shall provide Tenant with access to the space one (1) week prior to the commencement date to install partition systems, install phone and data cabling and otherwise set up the office. However, as much as is possible, Tenant's cabling contractors will work with Landlord's contractor to install cabling prior to this period if requested by Landlord.

          (d) Tenant shall, no later than thirty (30) days after the date of issuance by the appropriate governmental agency of a Certificate of Occupancy or its equivalent concerning the Improvements, go into actual physical occupancy of the Premises and open the Premises for business in accordance with the uses specified in Paragraph 4 below. Time is of essence. In the event Tenant fails to perform its obligations pursuant to this Section 2(d), Tenant shall indemnify and hold Landlord harmless from any loss or liability arising from Tenant's failure to occupy the Premises and open the Premises for business.

     3.   RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

          (a)     MONTHLY BASE RENT.     Tenant shall pay to Landlord
throughout the Term the annual rental specified in the Basic Lease Information ("Rent"), which sum shall be payable by Tenant in equal monthly installments on or before the first day of each month, in advance, with the first month's rent due upon execution of this Lease Agreement, in lawful money of the United States, without any prior demand therefor and without deduction or offset whatsoever, to Landlord or its managing agent at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord or its Managing Agent may from time to time designate in writing. Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease ("Additional Charges") at the place where the Rent is payable and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Rent. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

          (b)     ADJUSTMENTS IN RENT.     The monthly base rent under Paragraph
3(a) shall be adjusted at the beginning of months 37 and 73 of the Term reflect any increase in the cost of living. The amount of such increase in the monthly base rent, if any, shall be determined by multiplying $29,892.80 by a fraction, the denominator of which shall be the most recent Consumer Price Index (as hereinafter defined) figure published prior to the Commencement Date, and the numerator of which shall be the most recent Consumer Price Index figure published prior to the date of such adjustment; provided, however, in no event shall the increase in Rent over the Rent in place immediately before the increase be less than ten percent (10%) nor greater than fifteen percent (15%). As used herein, the term "Consumer Price Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All
Urban Consumers, All Items, San Francisco-Oakland, California (1982-84 equals
100). If, during the Term, the aforesaid Index is no longer published, Landlord shall, for the purposes of computation of any adjustments in Rent, substitute such other Index as is then generally recognized as most comparable to the aforementioned Index and accepted for similar determinations. Should Landlord lack sufficient data to make the determination specified in this Paragraph 3(b) on the date of any such adjustment, Tenant shall continue to pay the monthly Rent payable immediately prior to such adjustment date. As soon as Landlord obtains the necessary data, it shall determine the Rent payable from and after such adjustment date and notify Tenant of the adjustment in writing. If the monthly Rent for the period following such adjustment date exceeds the amount previously paid by Tenant for such period, Tenant shall forthwith pay the difference to Landlord.

          (c)     ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

          (1) For purposes of this Paragraph 3(c), the following terms shall have the meanings hereinafter set forth:

                      (A) "Tax Year" shall mean each twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date of this Lease occurs, provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve
     (12) consecutive month period and, in the event of any such change, Tenant's Share of


                            Lease Agreement - Page 2

     Real Estate Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

                      (B) "Tenant's Share" shall mean the percentage figure so specified in the Basic Lease Information.

                      (C) "Real Estate Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord used in the operation of thereof, or Landlord's interest in the Project or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes (such proceedings to be those from which a reasonable person would anticipate that savings would actually result and with which Tenant reasonably agrees). Notwithstanding anything to the contrary set forth above, Tenant shall not be responsible for increases in Real Estate Taxes which are related to an increase in the assessed value of the property in excess of the "Agreed Upon Assessed Value." The Agreed Upon Assessed
     Value shall be $4,567,000 for the period from July 1, 1994 through June 30, 1995, and shall increase at a rate of five percent (5%) during each succeeding twelve (12) month period.

                      (D) "Expenses" shall mean the total direct costs and reasonable expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including, without limitation (i) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning; (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake (if available at commercially reasonable rates) and other insurance; (iv) fees, charges and other costs, including management fees, consulting fees, legal fees (which are allowed elsewhere in the Lease) and accounting fees, of all independent contractors engaged by Landlord directly related to the operation of the Building or reasonably charged by Landlord if Landlord performs management services in connection with the Building; (v) the cost of any membership fees, expenses or charges imposed by any owner's or tenant's association created to manage and/or maintain the common areas or public areas of the Project in which the Building is located and the Building's Share of all costs of such common or public area management and maintenance; (vi) the cost of any capital improvements made to the Building after completion of its construction as a labor saving device or to effect other economies in the operation or maintenance of the Building (from which a reasonable person would anticipate that savings would actually result and with which Tenant agrees), or that are made to the Building after the date of this Lease and are required under any governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof of Tenant's improvements were obtained, such cost to be amortized over such reasonable period as defined under generally accepted accounting principles ("GAAP"), together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; and (viii) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building.

     Notwithstanding anything to the contrary herein contained, Expenses shall not include (aa) the initial construction cost of the Project or real property on which the Building is located; (bb) the cost of providing tenant improvements to Tenant or any other tenant; (cc) debt service (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real property on which the Building is located other than debt service and financing charges imposed pursuant to Paragraph 3(c)(1)(D)(vi) above; (dd) the cost of special services, goods or materials provided to any tenant, (ff) the portion of a management fee paid to Landlord or affiliate in excess of two percent (2%) of Rent and Additional Charges; costs to maintain the Building's foundations, exterior walls, and structural roof. In no event shall Landlord be entitled to collect in excess of one hundred percent

                            Lease Agreement - Page 3

     (100%) of the total Expenses from all of the tenants in the Building including Tenant. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Expenses shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants.

               (E) "Expense Year" shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Commencement Date of the Lease occurs, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.

          (2) Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant's Share of Real Estate Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year, and Tenant's Share thereof. If the actual Real Estate Taxes for such Tax Year exceed the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Real Estate Taxes within fifteen (15) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installment of Real Estate Taxes due from Tenant to Landlord hereunder.

          (3) Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Tenant's Share of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year and Tenant's Share thereof. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within fifteen (15) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder returned to Tenant within thirty (30) days, unless Tenant is delinquent on its rent.

          (4) To the extent any item of Real Estate Taxes or Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance), Landlord may (i) include Tenant's share of such items in Landlord's estimate for periods prior to the date such item is payable by Landlord and (ii) to the extent Landlord has not collected the full amount of such item prior to the date such item is payable by Landlord, Landlord may include Tenant's Share of the balance of such full amount in a revised monthly estimate for additional charges. If the Commencement Date or Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Tenant's share of Real Estate Taxes and Expenses, for the Tax Year and/or Expense Year in which the Commencement Date occurs shall be prorated.

          (5) Within ninety (90) days after receipt of any Expense Statement or Tax Statement from Landlord, Tenant shall have the right to examine Landlord's books and records relating to such Expense Statements and Tax Statements, or cause an independent audit thereof to be conducted by an accounting firm to be selected by Tenant and subject to the reasonable approval of Landlord.

          (d) LATE CHARGES. Tenant recognizes that late payment of any Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Rent or Additional Charges remain unpaid ten (10) days after the amount is due and written notice has been given, the amount of such unpaid Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to four percent (4%) of the amount of the delinquent Rent or Additional Charges. After the initial late charge is imposed for Rent, Additional Charges and other outstanding amounts for any specific month, late charges on the Rent, Additional Charges and other outstanding amounts for that specific month shall accrue interest during future months at an annualized rate of Prime rate (as set by the Bank of America) plus five percent (5%) until paid to Landlord. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph 3(d) in no way relieve Tenant of the obligation to pay Rent or Additional Charges on or before the date on which they


                             Lease Agreement - Page 4
are due, nor do the terms of this Paragraph 3(d) in any way affect Landlord's remedies pursuant to Paragraph 19 in the event any Rent or Additional Charges are unpaid after the date due.

     4. RESTRICTIONS ON USE. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

     5. COMPLIANCE WITH LAWS. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation, including all Environmental Laws as hereinafter defined in Paragraph 42, relating to the use of the Premises now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project (unless Tenant agrees to pay for such increases) or any of its contents or cause a cancellation of such insurance or otherwise affect such insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force including, without limitation, all Environmental Laws and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's unique use of the Premises or alterations or improvements made by or for Tenant or Tenant's acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant.

     6. ADDITIONAL ALTERATIONS. After completion of the improvements described in or contemplated by the Work Letter, Tenant shall not make or suffer to be made any additional alterations, additions or improvements ("Alterations") in, on or to the Premises or any part thereof without the prior written consent of Landlord (excepting painting, carpeting, wallcovering, light fixtures, electrical outlets, other communications ports and computer wiring, cabinets and bookshelves, and warehouse racks which are consistent with improvements and finishes previously approved by Landlord); and any Alterations in, on or to the Premises, except for Tenant's movable furniture and equipment (including equipment such as shelving, antennas, satellite dishes or other similar equipment typically bolted down for safety purposes), shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant. Landlord shall not unreasonably withhold its consent to Alterations that (i) do not affect the structure of the Building or its electrical, plumbing, HVAC, security or other systems, (ii) are not visible from the exterior of the Premises, and (iii) are consistent with Tenant's permitted use hereunder. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications reasonably approved by Landlord, and any contractor or person selected by Tenant to make the same must first be reasonably approved in writing by Landlord or, at Landlord's option, the Alterations shall be made by Landlord for Tenant's account and Tenant shall reimburse Landlord for the competitively bid cost thereof (including a reasonable charge for Landlord's overhead) within twenty (20) days after receipt of a statement from Landlord therefor. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant, designated by Landlord to be removed (provided, however, that upon the written request of Tenant prior to installation of such Alterations, Landlord shall advise Tenant at that time whether or not such Alterations must be removed upon the expiration or sooner termination of this Lease), and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to its original condition, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 20.

     7. REPAIR AND MAINTENANCE.

          (a) Landlord shall be responsible for the following repair and maintenance obligations: (i) maintenance and repair of the exterior, roof and structural portions of the Building, (ii) repairs and maintenance of the Building systems for electrical, mechanical, HVAC or plumbing and all controls appurtenant thereto, and (iii) parking areas, courtyards, sidewalks, entry ways, lawns, landscaping and other similar facilities of the Project. In the event that Tenant desires to directly manage the maintenance of the mechanical and HVAC systems or the plumbing and all controls appurtenant thereto, then Landlord agrees to not unreasonably withhold its approval so long as Tenant adequately maintains such equipment, as


                               Lease Agreement - Page 5
reasonably determined by Landlord. Tenant shall have the authority to communicate directly with Landlord's roof maintenance company. In emergency situations, Tenant shall have the authority to contact directly any venders approved by Landlord and order repairs. In the event that Landlord fails to pursue its duties as noted above within thirty (30) days of written request from Tenant, excepting structural changes, then Tenant shall have the right to contact any venders approved by Landlord and directly contract for said repairs and maintenance provided that Tenant agrees to pay for the cost of said repairs and maintenance.

          (b) Tenant shall maintain and repair the interior portion of the Premises and any additional tenant improvements, alterations or additions installed by or on behalf of Tenant within the Premises, however, excluding any portions thereof which are structural in nature or which are a part of the electrical, mechanical, HVAC or plumbing systems of the Premises. Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the point of entry into the Building to the Premises and throughout the Premises; though Landlord shall have the right to perform such work on behalf of Tenant in Building Common Areas. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. If Tenant fails after ten (10) days' written notice by Landlord to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be reimbursed immediately as Additional Rent within thirty
(30) days after submission of a bill or statement therefor.

          (c) The purpose of Section 7(a) and 7(b) is to define the obligations of Landlord and Tenant to perform various repair and maintenance functions; the allocation of the costs therefore are covered under this
Section 7(c) and Section 3. Tenant shall bear the full cost of repairs or maintenance interior or exterior, excluding structural changes, to preserve the Premises and the Building in good working order and condition, arising out of (i) the performance or existence of any alteration or modification to the Premises made by Tenant; (ii) the installation, use or operation of Tenant's property or fixtures; (iii) the moving of Tenant's property or fixtures in or out of the Building or in and about the Premises; or (iv) the acts, omissions or negligence of Tenant or any person claiming or acting through or under Tenant, or any of its servants, employees, contractors, agents, visitors, or licensees, or the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person.

          (d) Except as provided in Paragraph 20, there shall be no abatement of Rent with respect to, and except for Landlord's gross negligence or willful misconduct, Landlord shall not be liable for any injury to or interference with Tenant's business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein.

     8. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable to it by Tenant on demand with interest at the maximum rate permitted by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics' and materialsmen's liens, and Tenant shall give notice to Landlord at least five (5) business days' prior notice of commencement of any construction on the Premises.

     9. ASSIGNMENT AND SUBLETTING.

          (a) Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than the Tenant or sublet the Premises (collectively, "Sublease") or any portion thereof without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld by Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either (i) the proposed Subleasee's or Assignee's net

                             Lease Agreement - Page 6
worth (according to generally accepted accounting principles) is less than the net worth of Tenant at the time this Lease is executed, or (ii) the proposed Sublessee's or Assignee's use of the Premises is not in compliance with the allowed Tenant's Use of the Premises as described in the Basic Lease Information, such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and condition set forth in this Section 9.

          (b) If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee, subtenant or occupant;
(ii) the name of the proposed assignee's, subtenant, or occupant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may request concerning the proposed assignee, subtenant or occupant.

          (c) At any time within fifteen (15) days after Landlord's receipt of the notice specified in Paragraph 9(b), Landlord shall by written notice to Tenant elect to (i) sublease itself the portion of the Premises specified in Tenant's notice of intended Sublease; (ii) take an Assignment of Tenant's leasehold estate specified in Tenant's notice hereunder; (iii) terminate this Lease as to the portion (including all) of the Premises that is specified in Tenant's notice of intended Assignment, with a proportionate abatement in Rent and Additional Charges; (iv) consent to the Sublease or Assignment; or
(v) disapprove the Sublease or Assignment. In the event Landlord elects to Sublease or take an Assignment from Tenant as described in clauses (i) and
(ii) above, the rent payable by Landlord shall be the lower of that set forth in Tenant's notice or the Rent payable by Tenant under this Lease at the time of the Assignment of Sublease (or a proportionate amount thereof representing the portion of the Premises subject to the Assignment or Sublease if less than the entire Premises is subject to the Assignment or Sublease). In the event Landlord elects any of the options set forth in clauses (i), (ii), or
(iii) above, with respect to a portion of the Premises, Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities, and Landlord shall have the right to use such portion of the Premises for any legal purpose in its sole discretion and the right to further assign or sublease the portion of the Premises subject to Landlord's election without the consent of Tenant. If Landlord consents to the Sublease or Assignment within said fifteen (15) day period, Tenant may thereafter within thirty (30) days after Landlord's consent, but not later than the expiration of said thirty (30) days, enter into such Assignment or Sublease of the Premises or portion thereof, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 9(b). Failure by Landlord to either consent or refuse such consent to a proposed assignment, encumbrance or sublease within the fifteen (15) day time period specified above shall be deemed to be Landlord's consent thereto.

          (d) No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 9 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

          (e) The following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this paragraph 9, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent:

               (1) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization, so long as the surviving corporation has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

               (2) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

          (f) Each assignee, sublessee or other transferee, other than Landlord, shall assume, as provided in this Paragraph 9(f), all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for

                            Lease Agreement - Page 7
the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 9(f), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

          (g) Landlord will approve within ten (10) days of receipt of written notice the assignment of Tenant's interest in the lease or sublease of the Premises by Tenant to an affiliate provided that (i) the affiliate delivers to the Landlord concurrent with such assignment a written notice of the assignment and an assumption agreement whereby the affiliate assumes to perform, observe and abide by the terms, conditions, obligations, and provisions of this lease, and (ii) the entity remains an affiliate. No subletting or assignment by Tenant made pursuant to this Section shall relieve Tenant of Tenant's obligations under this Lease. As used herein, the term "affiliate" shall mean and collectively refer to a corporation or other entity in which Tenant, (the "parent") owns directly or indirectly at least a 51 percent ownership interest.

     10. INSURANCE AND INDEMNIFICATIONS.

          (a) Landlord shall indemnify and hold Tenant harmless from and against any and all claims or liability for any injury or damage to any person or property (but excluding any consequential damages or loss of business) occurring in, on, or about the Building to the extent such injury or damage is caused by the negligence or willful misconduct of Landlord, its agents, servants, or employees ("Landlord Parties").

          (b) Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than the negligence or willful misconduct of Landlord Parties, including Landlord's negligence or willful misconduct as related to construction or property management), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Premises, the Building or any part thereof (other than that caused by the negligence or willful misconduct of Landlord parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover loss of income to Tenant or damage to the alterations in the Premises installed by Tenant or Tenant's personal property located within the Premises. Tenant shall be required to maintain the insurance described in subparagraph (d) below during the Term.

          (c) Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on, or about the Premises; or (ii) occurring in, on, or about any other portion of the Project when such injury or damage shall be caused in whole or in part by the negligence or willful misconduct by Tenant, its agents, servants, employees, or invitees ("Tenant Parties"), except to the extent caused by negligence or willful misconduct of Landlord Parties. Tenant further agrees to indemnify and hold Landlord harmless from, and defend Landlord against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from (x) any breach of this Lease by Tenant and/or (y) the conduct of any work or business of Tenant Parties in or about the Project, including, but not limited to any release, discharge, storage or use of any hazardous substance, hazardous waste, toxic substance, oil, explosives, asbestos, or similar material.

          (d) Tenant shall procure at its cost and expense and keep in effect during the Term the following insurance: (i) commercial general liability insurance including contractual liability with a minimum combined single limit of liability of Two Million Dollars ($2,000,000). Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage; (ii) "all risk" property insurance (including without limitation, boiler and machinery (if applicable); sprinkler damage, vandalism and malicious mischief) on all leasehold improvements installed in the Premises by Tenant at its expense (if any), and on all Tenant's personal property. Such insurance shall be an amount equal to full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO All Risk form, when such form is supplemented with the coverages required above;
(iii) worker's compensation insurance; and (iv) such other insurance as may be required by the law. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of bills therefor.

                            Lease Agreement - Page 8

          (e) The provisions of this paragraph 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     11. WAIVER OF SUBROGATION. Landlord and Tenant ("Claiming Party") each waive (i) their right against the other party ("Other Party") and any party who would have a claim against the Other Party, and (ii) any subrogation right of their insurance company, to recover for any damages in respect of injury to persons or property, or for loss of rents or business interruption, to the extent of receipt by the Claiming Party of proceeds of insurance in respect of such damages. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, and other property insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney's fees, resulting from the failure to obtain such waiver.

     12. SERVICES AND UTILITIES.

          (a) Landlord shall provide the maintenance and repairs described in paragraph 7(a), except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

          (b) Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Tenant shall be responsible for arranging for, and direct payment of the cost of, garbage pickup, janitorial, water, electricity, gas, telephone and any and all other utilities and services; and, Landlord shall cooperate with Tenant's efforts to arrange such services. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system.

          (c) Tenant will not without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on the Building or its structure or systems.

          (d) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services;
(ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

     13. TENANTS CERTIFICATES. Tenant, at any time and from time to time, within ten (10) days from receipt of written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective tenant, purchaser, ground or underlying lessor or mortgagee of any part of the Building or the land upon which the Building is located or any other party acquiring an interest in Landlord, a certificate of Tenant in the form attached as EXHIBIT "D" and also containing any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Paragraph 13 may be relied upon by Landlord and any prospective tenant, purchaser, ground or underlying lessor or mortgage of any part of the Building or the land upon which the Building is located, or such other party.

     14. HOLDING OVER. Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at one hundred twenty-five percent (125%) of the Rent herein specified unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Rent and Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to re-enter the Premises as provided in Paragraph 19.

     15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; and
(ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any

                            Lease Agreement - Page 9
subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest, and Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder. Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust so long as Tenant is provided with a reasonable non-disturbance provision. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name of and on behalf of Tenant if Tenant has not executed the same within twenty (20) days after Landlord's written request.

      16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as EXHIBIT "C" and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building or the Project of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

      17. RE-ENTRY BY LANDLORD. Except in the case of emergency and upon reasonable advance notice to Tenant, Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve or repair the Premises and any portion of the Building and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and reasonable acts pursuant to this Paragraph and Tenant shall not be entitled to an abatement or reduction of rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to un-lock all of the doors, in upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.

      18. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

      19. DEFAULT. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of three (3) business days from the date of written notice from Landlord within which to cure any default in the payment of Rent or Additional Charges. Tenant shall have a period of thirty
(30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default other than the payment of Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the curing thereof. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

      (a) The rights and remedies provided by California Civil Code, Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

                  Lease Agreement - Page 10

      (b) The rights and remedies provided by California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this Paragraph 19(b) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's rights to possession;

            (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

            (d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property and, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.
Upon each such subletting, (i) Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than Rent and Additional Charges due hereunder, the cost of such subletting and such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the Rent and Additional Charges due hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Rent and Additional Charges for the Premises for such period; or (ii) at the option of Landlord, rents received from such subletting shall be applied first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord, second, to the payment of any costs of such subletting and of such alterations and repairs, third, to payment of Rent and Additional Charges due, and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as the same becomes due hereunder. If Tenant has been credited with any rentals to be received by such subletting under option (i) and such rentals shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this paragraph
(d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. The taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall not be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and,

            (e) The right to have receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph (d) above.

Landlord shall have a period of thirty (30) days from the date of written notice from Tenant within which to cure any default under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty (30) days from Tenant's notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee and/or Trust Deed Holders ("Mortgagee"), by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such thirty (30) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being diligently pursued.

      20. DAMAGE BY FIRE, ETC. If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within one hundred eighty (180) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Rent and Additional Charges while such repairs to be made hereunder by Landlord are being made. Such reduction of rent, if any, shall be based upon the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. Within twenty (20) days after the date of such damage, Landlord

                           Lease Agreement - Page 11
shall notify Tenant whether or not such repairs can be made within one hundred eighty (180) days after the date of such damage and Landlord's determination thereof shall be binding on Tenant. If such repairs cannot be made within one hundred eighty (180) days from the date of such damage, Landlord shall have the option within thirty (30) days after the date of such damage either to: (i) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Rent and Additional Charges shall be reduced as provided herein; or (ii) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) days nor more that sixty (60)days after notice is given. In the event that such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. If Landlord cannot make such repairs within one hundred eighty (180) days, then Tenant shall have the right to terminate the lease by providing written notice to Landlord of such termination within the later of thirty (30) days following Tenant's receipt of Landlord's notice of the time to repair or five (5) days after Landlord's notice of its intent to repair, or not to repair, the Premises. Such notice of intent to repair may be conditional upon Tenant's agreement not to terminate the lease. In case of termination by either event, the Rent and Additional Charges shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Rent and Additional Charges up to the date of termination. Landlord agrees to refund to Tenant any Rent and Additional Charges previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant. Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil
Code of California. Notwithstanding anything contained herein to the contrary, if a Major Casualty occurs with respect to any portion of the Building, and the net insurance proceeds obtained as a result of such casualty are ninety percent (90%) or a lesser percentage of the cost of restoration, rebuilding or replacement, then Landlord shall not be obligated to undertake such restoration, rebuilding or replacement unless Landlord elects to do so in writing. For the purpose of this Lease, a "Major Casualty" shall mean a casualty that renders unusable twenty percent (20%) or more of the Net Rentable Area of the Building or which materially adversely affects the use of such Building.

      21. EMINENT DOMAIN. If any part over 15% of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party shall have the right to terminate this Lease at its option. If any part of the Building shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease, except that Tenant shall be entitled to petition the condemning authority for the following: (i) the unamortized cost of any tenant improvements paid for by Tenant (and not reimbursed by Landlord); (ii) the value of Tenant's trade fixtures; and, (iii) Tenant's relocation costs. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations installed on the Premises by or at the expense of Tenant. Thereafter, the Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that they are of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking. Notwithstanding anything to the contrary contained in this Paragraph 21, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent and Additional Charges payable hereunder by Tenant during the term; in the event of any such temporary appropriation or taking. Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term.

      22. SALE BY LANDLORD. In the event of a sale or conveyance by Landlord of the Building, any such sale or conveyance shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.

                  Lease Agreement - Page 12

     23. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent or additional charges. If Tenant shall fail to pay any sum of money, other than rent or additional charges, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law, from the date of such payment by Landlord shall be payable as additional charges to Landlord on demand.

     24. SURRENDER OF PREMISES.

         (a) At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, subject to normal wear and tear and the rights and obligation of Tenant concerning casualty damage pursuant to Paragraph 20, damage by fire, earthquake, Act of God, or the elements alone excepted. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, provided that Tenant repairs any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, and unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all Alterations to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

         (b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.


     25. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord or any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

     26. NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally, (i) to Tenant (A) at Tenant's address set forth in the Basic
Lease Information, if sent prior to Tenant's taking possession of the Premises, or (B) at the Premises if sent subsequent to Tenant's taking possession of the Premises, or (C) at any place where Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 27. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed as provided in this Paragraph 27 if sent by registered or certified mail, or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.

     27.  TAXES PAYABLE BY TENANT.

     At lease ten (10) days prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

     28. ABANDONMENT. Tenant shall not abandon the Premises at any time during the Term, and if Tenant shall abandon or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of


                        Lease Agreement - Page 13

Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord, except such property as may be mortgaged to Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall not be allowed to vacate the Premises is such would result in a termination of Landlord's insurance. Upon receiving Tenants request for such, Landlord shall request that its insurer notify Tenant whether vacating the Premises will result in a cancellation of the Building's insurance for the current policy year.

     29. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph 9, the terms, covenants and conditions contained herein shall be binding upon and insure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

     30. ATTORNEY'S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or Additional Charges or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

     31. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     32. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum specified in the Basic Lease Information, which sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant. Tenant agrees that Landlord may apply the security deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants and conditions contained herein. If Tenant is in compliance with all terms, covenants and conditions of this lease at the expiration of the Term, Landlord will, within thirty (30) days after the termination hereof, promptly return the security deposit to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term. Should Landlord use any portion of the security deposit to cure any default by Tenant hereunder, Tenant shall within ten (10) days replenish the security deposit to the original amount; Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon the occurrence of any events of default described in Paragraph 19 of this Lease the security deposit may be applied by Landlord to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such event of default.

     33. CORPORATE AUTHORITY: FINANCIAL INFORMATION. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Tenant hereby further covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant's business, which has been or shall be furnished to Landlord, is and shall be accurate and complete.

     34. PARKING. Tenant shall have the right to use the number of the Building's parking spaces as noted in the Basic Lease Information. These spaces shall be used in common with other tenants or occupants of the Building, if any, subject to the rules and regulations of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the term.

     35. MISCELLANEOUS.

         (a) The term "Premises" wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereafter comprising or built in the space hereby demised. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term "Landlord" shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

         (b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by he laws of the State of California. This Lease, together with its exhibits, contains all the agreements to the parties hereto and supersedes and previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth


                        Lease Agreement - Page 14
in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

         (c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

         (d) Upon Tenant paying the Rent and Additional Charges and performing all of the Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

     36. TENANT'S REMEDIES. Tenant shall look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust.

     37. REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid as provided in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

     38. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     39. SIGNAGE. Tenant shall be allowed to place a company sign(s) in a manner similar to current tenants (Formtek and Lockheed). Any sign must conform to all applicable codes, ordinances, and C,C&R's and be approved by Landlord (size, color, placement, style, etc.) prior to installation.

     40. OPTION TO RENEW. Upon the condition that Tenant is not then in default under the Lease beyond any applicable grace period, Tenant shall have two (2) options to renew the Lease for a period of five (5) years each ("Extension Terms"). The exercise of said options shall require not less than twelve (12) months prior written notice from Tenant to Landlord prior to the expiration of the term preceding said Extension Term. In such written notice, Tenant must unconditionally elect to extend the Term. The Monthly Base Rent for the Extension Term shall be the greater of (i) the Fair Market Rental Value or (ii) the rental rate in effect during the last month of the Term immediately preceding the Extension Term. The Fair Market Rental Value shall be determined as noted below:

     41. FAIR MARKET RENTAL VALUE. For the purposes of the Lease, the term "Fair Market Rental Value" shall mean the annual amount per rentable square foot that Landlord has accepted in current transactions between non-affiliated parties from new, non-expansion, non-renewal and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use for a comparable period of time ("Comparable Transactions") in the Building, of if there are not a sufficient number of Comparable Transactions in the Building, what a comparable landlord of a comparable building in the vicinity of the Building in Moffett Park area of Sunnyvale would accept in Comparable Transactions. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square footage to useable square footage, the type of escalation clause, the efficiency of the space (i.e. whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or base dollar expense stop), the extent of Tenant's liability under the Lease, abatement provisions reflecting free rent, length of the lease term, size and location of the premises being leased, level and suitability of tenant improvements (and reflecting the restoration allowance provided for in Paragraph 5), extent of service provided, and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will pay the same rent that would otherwise be paid in Comparable Transactions.

Landlord shall provide written notice of Tenant of Landlord's opinion of Fair Market Rental Value within thirty (30) days after Tenant provides the notice to Landlord exercising Tenant's option rights which require a calculation of the Fair Market Rental Value; provided, however, Landlord shall not be obligated to provide such notice more than twelve (12) months before the date when the Fair Market Rental Value is to become effective. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposed by Landlord then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Fair Market Rental Value, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Value and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.


                        Lease Agreement - Page 15

In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Rental Value which triggers the negotiation period of this Paragraph, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Value, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen
(15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Value and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

     (a) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Value within one (1)
business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of the envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial office properties in the vicinity of the Building.
Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Fair Market Rental Value prior to the appointment.
The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Value for the
Leased Premises is the closest to the actual Fair Market Value for the Leased Premises as determined by the arbitrator, taking into account the requirements of this Paragraph. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Value ("FMRV Data") and the other party may submit a reply in writing within five
(5) business days after receipt of such FMRV Data.

     (b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Value, and shall notify Landlord and Tenant of such determination.

     (c) The decision of the arbitrator shall be binding upon Landlord and Tenant.

     (d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Santa Clara Superior Court, or, if he or she refuses to act, by any state or federal judge in whose court venue would be proper to adjudicate a dispute over this Lease.

     (e) Landlord and Tenant shall each pay any and all costs incurred by either Landlord or Tenant, respectively, in connection with this arbitration; provided, however, that the cost of the arbitrator shall be paid by Landlord and Tenant equally.

From and after the commencement of the Extension Term, all of the other terms, covenants and conditions of the Lease shall also apply; provided, however, that (i) Rent shall be revised as herein provided; and (ii) Tenant shall have no further rights to extend the Term.

     42. HAZARDOUS SUBSTANCE LIABILITY: Landlord has delivered to Tenant the following reports which were prepared by Harding Lawson Associates concerning the Building and the adjacent properties: (i) Report - Phase I Environmental Site Assessment Amendment for 1327 Orleans Drive, Sunnyvale, California, dated March 16, 1995, (ii) Phase I Environmental Site Assessment for 1327 Orleans Drive, Sunnyvale, California, dated December 16, 1994, and (iii) Report - Phase I Preliminary Hazardous Materials, Site Assessment for Orleans Drive and Crossman Avenue Properties, Sunnyvale, California, dated May 7, 1990. The Landlord represents and warrants that to its actual knowledge, except as set forth in the reports noted in the preceding sentence, the Premises and Project are presently free of underground storage tanks and Hazardous Substances, the presence of which would require remediation under any applicable Environmental Laws (as hereinafter defined). Landlord's actual knowledge is limited to the knowledge as included in the reports listed above, without any duty of inquiry or investigation. Except as set forth in this Paragraph 42, Landlord has made absolutely no representations or warranties to Tenant regarding Hazardous Substances. Landlord represents that it has received no written notice of any violation or claimed violation with respect to the presence of toxic or Hazardous Substances on, in or under the Project or of any pending or contemplated investigation or other action relating thereto.

     (a) DEFINITIONS.

     DEFINITION OF HAZARDOUS SUBSTANCES. For the purpose of this Lease, "Hazardous Substances" shall be defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitations, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" or words of similar import under applicable Environmental Laws.


                        Lease Agreement - Page 16

     DEFINITION OF ENVIRONMENTAL LAWS. For purposes of this Lease, "Environmental Laws" shall be defined as any and all present and future federal, state or local statutes, laws, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, consent decrees, authorizations, injunctions, duties under the common law, and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of governing jurisdictions relating to protection of human health and safety (including health and safety in the workplace) and the indoor or outdoor environment, including without limitation, all requirements relating to emissions, discharges or Releases (as defined under the Environmental Laws) or threatened Releases of Hazardous Substances into the environment, including without limitation, ambient air, surface water, groundwater, or land or otherwise relating to Hazardous Substance activities, or the clean-up or other remediation thereof.

     (b) TENANT INDEMNITY. Tenant hereby releases Landlord from any liability for, waives all claims against Landlord and hereby agrees to indemnify, defend and hold harmless Landlord, its employees, partners, agents, lenders, subsidiaries and affiliate organizations, and the respective directors, officers, agents, attorneys and employees of each of the foregoing, against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Property or Premises during the initial Term and any extensions of this Lease, regardless of who caused the same, except for Hazardous Substance (i)
(A) originating on property which is not leased, owned or otherwise used or controlled by Tenant and (B) which migrates through the air, groundwater or otherwise to the Premises, or (ii) which was present on the Premises prior to Tenant's first occupancy of the Premises and was not caused by Tenant, its employees, contractors, invitees, guests, sublessees, agents, assignees, licensees or servants. The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of the Lease. In the event that Tenant is required to undertake remediation of Hazardous Substances in, on or under the Premises or Property, then Landlord shall have the right to reasonably approve of any and all contractors hired by Tenant to perform such remedial work. All such remedial work shall be performed in compliance with all applicable laws, ordinances and regulations and to the reasonable satisfaction of Landlord. Appearance of a Hazardous Substance in, on or under the Premise or Property as a result of Tenant's or its employees, contractors, guests, invitees, sublessees, agents, assignees, licenses or servants acts or omissions shall not be deemed an occurrence of damage or destruction subject to the terms of the Lease.

     (c) LANDLORD INDEMNITY. Landlord hereby releases Tenant from any liability for, waives all claims against Tenant and hereby agrees to indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord's interest in the Project, against any and all actions by any governmental agency for clean up of Hazardous Substances on or under the Premises or Property, including costs of legal proceedings, investigation, clean up, monitoring, and restoration associated therewith, including reasonable attorney fees, if, and to the extent, the Hazardous Substances occur on the Property or Premises under the following circumstances: (i) the contamination of the Premises or Property was caused by the migration of Hazardous Substances from any off-site property during the Term of this Lease and in violation of any Environmental Laws; provided, however, that this subparagraph (i) and subparagraph (ii) below shall not apply to require any lender acquiring the Landlord's interest in the Premises or Property through foreclosure or deed in lieu of foreclosure to indemnify, defend or hold harmless Tenant, its officers, employees, and agents (but such a lender would continue to release Tenant from any liability for and would waive all such claims relating to this subparagraph (i) against Tenant);
(ii) Hazardous Substances were released or disposed of on, in, or under the Premises or Property prior to Tenant's first occupancy unless caused by Tenant, its employees, contractors, guests, invitees, sublessees, agents, assignees, licensees or servants, or; (iii) the contamination of the Premises or Property was caused by the release, disposal, use or storage of Hazardous Substances in, on or about the Premises by Landlord, its employees, contractors, invitees, guests, agents, licensees or servants. The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

     (d) OBLIGATION TO INFORM. If either party shall receive written notice or other written communication concerning any actual, alleged, suspected, or threatened violation of contamination or site response in connection with the Premises, Building and/or Project or past or present activities of any person thereon, including, without limitation, notice or other written communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction, relating to the same, then such party shall deliver to the other party, as soon as reasonably possible, but in any event within ten days of the receipt of such written notice, copies of any documents evidencing the same.

     (e) Tenant shall not use, without Landlord's reasonable approval, any Hazardous Substances within the Building, except for very immaterial amounts of Hazardous Substances incidental to its office use, including, but not limited to, copier toner, cleaning fluids, and ink. To the extent that Tenant uses Hazardous Substances incidental to its office use, it shall comply with any Environmental Laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                             LANDLORD

                        Lease Agreement - Page 17

                             CARIBBEAN/GENEVA INVESTORS
                             a California partnership

                             By: [ILLEGIBLE]
                                -----------------------------------

                             Its:[ILLEGIBLE]
                                -----------------------------------

                             TENANT

                             MACROVISION CORPORATION
                             a California corporation

                             By:  /s/  Robert J. Netter, Jr.
                                -----------------------------------

                             Its: Vice President of Finance/CFO
                                -----------------------------------





                        Lease Agreement - Page 18

EXHIBIT "A"
-------------------------------------------------------------------------------




                                    [MAP]

EXHIBIT "B"
-------------------------------------------------------------------------------

                                 WORK LETTER

      1. Landlord shall furnish and install the Base Building provided for in Paragraph 2 at Landlord's expense and, at Tenant's expense, the additional work to complete the Premises ("Tenant Improvements") normally performed by the construction trades, required by the plans and specifications approved by Landlord and Tenant pursuant to this Work Letter. The quantities, character and manner of installation of all of the foregoing work shall be subject to the limitations imposed by any applicable regulations, laws, ordinance, codes and rules.

     2. The Landlord shall present, and the tenant shall accept, the Building on an "as-is" basis except with regard to Landlord's obligations concerning code related upgrades, as described in Paragraph 10 hereof, and as otherwise provided in the Lease.

     3. Tenant shall provide Landlord's architect and engineers with sufficient instructions (see Exhibit B-1) to enable Landlord's architect and engineers to prepare complete plans and specifications for the Tenant Improvements. The cost of space planning and preparing the working drawings for Tenant Improvements or any change to the original instruction and/or plans and specifications shall be paid by Tenant.

     4. Subject to the terms of Paragraph 10 hereof, Tenant shall bear the cost of Tenant Improvements. Any modifications requested by Tenant to Base building work shall be at Tenant's expense.

     5. Landlord and Tenant shall diligently pursue the preparation of all plans and specifications for Tenant Improvements. All such plans and specifications shall be performed by Landlord's architect and be subject to approval by Landlord.

     6. When the plans and specifications are complete and approved by Landlord and Tenant, which shall be accomplished on or before Tenant's Plan Delivery Date, as specified on the Basic Lease Information, Landlord shall obtain a cost estimate for Tenant Improvements from Landlord's contractor, the costs and quality of which are within industry standards. If the cost estimate exceeds any allowance given by Landlord to Tenant for Tenant Improvements and Tenant is obligated to pay for such excess costs, the cost estimate shall be submitted to Tenant. Tenant shall approve or disapprove such estimate within three (3) business days. Failure to approve within such period shall constitute approval. If disapproved, Tenant shall provide new sufficient instruction within such three (3) business days for the revision of plans and cost estimates for approval by Tenant. Failure to provide such instruction within such period shall entitle Landlord to terminate this Lease. Tenant shall be obligated to approve the cost estimate if the cost is within any allowance provide by Landlord or any greater budget approved by Tenant. If the cost estimate is in excess of the allowance or such greater budget, Tenant shall provide new sufficient instruction which will reduce the cost estimate for Tenant Improvements to a level acceptable to Tenant and within any allowance provided by Landlord within ten (10) days after receipt of the cost estimate (or one revision thereof, if Tenant requests a change in plans and specifications to reduce costs).

     7. After receipt and approval of Tenant's plans, specifications and cost estimate, Landlord shall administer the construction of Tenant Improvements in accordance with the plans and specifications; provided, however, that Landlord shall not be required to install any Tenant Improvements which do not conform to the plans and specifications for the Building, or do not conform to any applicable regulations, laws, ordinances, codes and rules; such conformity shall be the obligation of Tenant. All Tenant Improvements shall be constructed by Landlord's contractor except telephone equipment and wiring, security systems, communications cabling and office equipment wiring, which shall be installed by Tenant and shall conform with Landlord's contractor's schedule and work of installation and shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord's contractors. All such Tenant Improvements furnished and installed by Tenant shall not cause Landlord's contractor to be dependent upon Tenant's work in order for Landlord's contractor to complete his work. Tenant's contractors, subcontractors and labor shall be subject to approval by Landlord and shall be subject to the administrative supervision of Landlord's general contractor and rules of the site. Contractors and subcontractors engaged by Tenant shall employ men and means to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. Landlord shall give access and entry to the Leased Premises to Tenant; provided, however, that if such entry such entry is prior to the first day of the Term such entry shall be subject to all of the terms and conditions of this Lease except payment of Rent and Additional Charges. All delays or noncompliance to the Landlord's contractor's schedule shall be the responsibility of Tenant.

     8. Subject to Paragraph 2(c) of the Lease, Tenant's obligation hereunder to pay Rent and Additional Charges shall not commence until Landlord has substantially completed all work to be performed by Landlord subject only to the completion or correction of items on Landlord's architect's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work or decoration work to be performed by or for Tenant). If Landlord shall be delayed in

                             Exhibits - Page 2
substantial completion as a result of: (a) Tenant's failure to submit approved plans, specifications and cost estimates on or before the dates or time periods called for; or (b) Tenant's change(s) in plans and specifications after said dates; or (c) Tenant's request for materials, finishes or installations which require a longer time than customary to complete; or (d) Tenant's failure to comply with Landlord's contractor schedule or delays caused by Tenant in construction, then Tenant shall pay to Landlord as Additional Rent (for purpose of reimbursing Landlord for additional expenses which will be incurred by Landlord because of inability to proceed with the work as scheduled), one day's Rent and Additional Charges on the Premises for each day's delay caused by the above actions.

     9. Tenant shall pay to Landlord all amounts payable by Tenant within ten
(10) days after billing by Landlord. Bills may be rendered during the progress of the work so as to enable Landlord to pay its general contractor, architect or engineers without advancing Landlord's funds for Tenant Improvements.

    10. Landlord shall provide Tenant an allowance of the amount specified on the Basic Lease Information, for the cost of the following items in respect of the Tenant Improvements: Architectural and engineering fees, space planning, building permits or other governmental fees, cost of labor materials and other charges included in the construction contract for construction of Tenant Improvements or remodeling of existing improvements, including, but not limited to partitions, carpeting, bathrooms, lobbies, HVAC, electrical, permits, signage and architectural drawings. The Tenant Allowance may not be applied toward Tenant's personal property, communications equipment, furnishings, computers, etc. Any costs related to Tenant's Improvements and approved by Tenant in excess of the Tenant Allowance shall be borne by Tenant. Tenant shall pay such costs within fifteen (15) days of receiving an invoice for such. Any amounts in excess of the allowance shall be paid by Tenant in the manner provided in Paragraph 9; provided, however, if (i) Tenant is in default hereunder or under the Lease, or (ii) Landlord otherwise reasonably requires, Landlord may require Tenant to deposit with Landlord up to the full amount of such excess prior to or during construction of the Tenant Improvements. In addition to the amount noted in the Basic Lease Information, Landlord shall be obligated to share equally with Tenant in the cost of upgrades to the existing improvements in the Building required in order to bring such improvements into compliance with applicable codes and laws at the time that building permits are obtained for Tenant's Improvements installed prior to the commencement of the term - Landlord acknowledges that it may be required to share in costs to bring existing improvements into compliance as a result of new improvements constructed in the Building. Additionally, Landlord shall be obligated to indemnify Tenant for its share of such costs to the extent that Tenant's share of such costs exceed $25,000 (ie. the total costs exceed $50,000). the Building.

    11. Tenant shall be entitled to the benefits of warrantees applicable to the construction of Tenant's Improvements.


                               Exhibits - Page 3

EXHIBIT "B-1"
------------------------------------------------------------------------------
                        MINIMUM INFORMATION REQUIRED

FLOOR PLANS INDICATING:

     1.  Location and type of all partitions;

     2. Location and type of all doors. Indicate hardware and provide keying schedule;

     3. Location and type of glass partitions, windows and doors. Indicate framing if not Building Standard;

     4. Location of telephone equipment room, accompanied by an approval of the telephone company;

     5.  Indicate critical dimensions necessary for construction;

     6. Location of all Building Standard electrical items (outlets, switches, telephone outlets). Building Standard lighting will be determined by Landlord's architect;

     7. Location and type of all non-Building Standard electrical items, including lighting.

     8. Location and type of equipment that will require special electrical requirements. Provide manufacturer's specifications for use and operation;

     9. Location, weight per square foot, and description of any exceptionally heavy equipment or filing system exceeding 50 lbs. psf live load;

    10.  Requirements for special air conditioning or ventilation;

    11.  Type and color of floor covering;

    12.  Location, type, and color of wall covering;

    13. Locations, type and color of Building Standard and non-Building Standard paint or finishes;

    14.  Location and type of plumbing;

    15.  Location and type of kitchen equipment.

DETAILS SHOWING:

     1. All millwork with verified dimensions and dimensions of all equipment to be built in;

     2.  Corridor entrance;

     3. Bracing or support of special walls, glass partitions, etc., if desired. If not included with the space plan, the Landlord's architect will design all support or bracing required at Tenant's expense.


                                 Exhibits - Page 4

EXHIBIT "C"
                            RULES AND REGULATIONS
------------------------------------------------------------------------------
LANDLORD ACKNOWLEDGES THAT THE FOLLOWING RULES AND REGULATIONS ARE WRITTEN TO APPLY TO A BROAD RANGE OF BUILDINGS. WHERE A RULE IS SPECIFICALLY INTENDED
TO APPLY TO A MULTI-TENANT OR FULL-SERVICE BUILDING, LANDLORD AGREES TO REASONABLY RE-INTERPRET THE RULE TO APPLY TO A SINGLE TENANT, NNN TYPE BUILDING.

     1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. Except to make emergency repairs and service antennas as previously agreed to by Landlord, Tenant, and Tenant's employees or invitees, shall not go upon the roof of the Building, except as authorized by Landlord.

     2. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expenses of Tenant.

In the case of signage on the interior of the Building, Landlord shall not unreasonably withhold its consent to such signage.

    If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of the Lease, such consent shall not in any way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved by Landlord.

     3.  [Intentionally Deleted]

     4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations visible from the exterior of the Premises shall be attached to, hung or placed in, or used in connection with, any window, door or patio on the Premises without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's window coverings and shall not in any way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which appear unsightly from outside the Building.

     5. During the continuance of any invasion, mob, riot, public excitement or other similar circumstance rendering such action advisable in Landlord's reasonable opinion, Landlord reserves the right in cooperation with Tenant to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

     6. Landlord shall not in any way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person except to the extent caused by the negligence or willful misconduct of Landlord, its agents or its employees.

     7. Tenant may have a Lunchroom/Breakroom in the Premises that has a refrigerator and microwave and other such appliances as is customary.

     8. Tenant shall see that the exterior doors of the Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and of any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

    9.   [Intentionally Deleted].

    10.  [Intentionally Deleted]

    11. Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any exterior door of the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.


                                 Exhibits - Page 5

    12. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

    13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or Tenant's employees or invitees shall be borne by Tenant.

    14. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. Tenant shall not use any method of heating or air conditioning other than supplied by Landlord. Tenant shall be allowed to use small, electric heaters in the Premises which are approved by the Underwriters Laboratories for personal use.

    15. Tenant shall not use, keep or permit to be used or kept in the Premises any foul or noxious gas or substance or permit or suffer the Premises to be occupied or used in a manner reasonably offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors and/or vibrations or interfere in any unreasonable way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises or the Building.

    16. No cooking for the general public shall be done or permitted by Tenant on the Premises (except that use by the Tenant of Underwriter's Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and its employees shall be permitted, provided that such equipment and use in relation thereto are in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall Premises be used for lodging. See Paragraph 7. Notwithstanding the above, Tenant shall be allowed to have a lunchroom and use a refrigerator, toaster oven, microwave oven, dishwasher, vending machines, etc. as are customary in lunchrooms for employees.

    17. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor small the Premises be used for the storage of merchandise or for manufacturing which is in excess of such reasonable amount incidental to Tenant's Use of the Premises, or the business of a public barber shop or beauty parlor, nor shall the Premises be used for any unreasonably objectionable purpose, or any business or activity other than that specifically provided for in Tenant's Lease.

    18. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with Landlord's reasonable instructions in their installation.

    19. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the written approval of Landlord, which shall not be unreasonably withheld.

    20. Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building without Landlord's prior written approval. Landlord agrees to respond promptly to Tenant's request for approval of the placement of antennas upon the roof and to cooperate with Tenant in obtaining approval from applicable governing authorities relating thereto. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

    21. Except as allowed in Paragraph 6 of the Lease, Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule the Tenant or Tenant's contractors, employees or invitees or the removal of any floor covering shall be borne by Tenant. Tenant shall use chair pads if needed to avoid excess wear and tear to floor coverings.

    22. Landlord shall have the right to prescribe the weight, size, and position of all safes, unreasonably heavy furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered reasonably necessary by Landlord, stand on wood strips so such thickness as determined by Landlord to be reasonably necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

                                 Exhibits - Page 6

         Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be unreasonably objectionable to Landlord or to any tenants in the Project shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

   23. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, use double-sided adhesive tape on, the partitions, woodwork or plaster or in any unreasonable way deface the Premises or any part thereof unless Tenant agrees to repair such damage upon termination of the Lease. Tenant may hang pictures on walls in the Premises. Any damage to the walls caused by molley bolts, or like hanging materials, will be repaired by Tenant upon expiration or earlier termination of the Lease.

   24. Tenant shall not install, maintain or operate upon the Premises any vending machine, except for the use of its employees and business invitees, without the written consent of Landlord.

   25. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment (e.g. forklift) as Landlord may reasonably approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

   26. Tenant shall store all trash and garbage within the interior of the Premises or in a customary dumpster located behind the Building. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the jurisdiction in which the Premises is located, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be properly removed from the Premises and Project

   27.  [Intentionally Omitted]

   28. Landlord shall have the right, exercisable with notice and without liability to Tenant, to change the name and address of the Building. In the event the Landlord chooses to change the name or address of the Building (and is not required to by some governmental authority, etc., Landlord will reimburse Tenant for the cost of replacement stationery, replacement signage, mailing notices, etc.

   29.  [Intentionally Omitted]

   30. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Tenant may use Project's name on its stationery and business cards.

   31. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any appropriate governmental agency.

   32. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, unless caused by the negligence or willful misconduct of Landlord, its agents, servants, or employees ("Landlord Parties").

   33. The requirements of Tenant will be attended to only upon application at the office of the Landlord by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

   34. Landlord may reasonably waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

   35. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinafter stated and any additional rules and regulations which are adopted. No new Rule or Regulation shall be designed to discriminate solely against Tenant.

   36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

                               Exhibits - Page 7

   37. Unless otherwise defined, terms used in these Rules and Regulations shall have the same meaning as in the Lease.

















                               Exhibits - Page 8

EXHIBIT "D"
-----------------------------------------------------------------------------

                     FORM OF TENANT ESTOPPEL CERTIFICATE

TO: _____________________________, or Assignee ("Lendor"), and/or whom else it may concern:

THIS IS TO CERTIFY THAT:

1. The undersigned in the lessee ("Tenant") under that certain lease dated __________, 19__, ("Lease"), by and between _____________________________
    as lessor ("Landlord") and _________________________________ as Tenant,
    covering those certain premises commonly known and designated as __________________________ ("Premises").

2. The Lease has not been modified, changed, altered, assigned, supplemented or amended in any respect (except as indicated below; if none, state "none"). The Lease is not in default and is valid and in full force and effect on the date hereof. The Lease is the only Lease or agreement between the Tenant and the Landlord affecting or relating to the Premises. The Lease represents the entire agreement between the Landlord and the Tenant with respect to the Premises. ____________.

3. The Tenant is not entitled to, and has made no agreement(s) with the Landlord or its agents or employees concerning free rent, partial rent, rebate of rent payments, credit or offset or deduction in rent, or any other type of rental concession, including, without limitation, lease support payments or lease buy-outs (except as indicated below; if none, state "none"). __________________________________________________________
    _________________________________________________________________________.

4. The Tenant has accepted and now occupies the Premises, and is and has been open for business since ________________, 19____. The Lease term began _________________, 19____. The termination date of the present term of the Lease, excluding unexercised renewals, is _________________, 19____.

5. The Tenant has paid rent for the Premises for the period up to and including __________________, 19____. The fixed minimum rent and any additional rent (including the Tenant's share of tax increases and cost of living increases) payable by the Tenant presently is $________ per month. No such rent has been paid more than two (2) months in advance of its due date, except as indicated below (if none, state "none"). The Tenant's security deposit is $______________.
    _____________________________________________________________

6. No event has occurred and no condition exists which,, with the giving notice or the lapse of time or both, will constitute a default under the Lease. The Tenant has no existing defenses or offsets against the enforcement of this Lease by the Landlord.

7. The Tenant has received or will receive payment or credit for tenant improvement work in the total amount of $______________________ (or if other than cash, describe below; if none, state "none"). All conditions under this Lease to be performed by the Landlord have been satisfied. All required contributions by the Landlord to the Tenant on account of the Tenant's tenant improvements have been received by the Tenant. ____________
    ___________________________________________________________________________.

8. The Lease contains, and the Tenant has, no outstanding options or rights of first refusal to purchase the Premises or any part thereof or all or any part of the real property of which the Premises are a part.

9. No actions, whether voluntary or otherwise, are pending against the Tenant or any general partner of the Tenant under the bankruptcy laws of the United States or any state thereof.

10. The Tenant has not sublet the Premises to any sublessee and has not assigned any of its rights under the Lease, except as indicated below (if none, state "none"). No one except the Tenant and its employees occupies the Premises. ____________________________________________________________.

11. The address for notices to be sent to the Tenant is as set forth in the Lease.

12. To the best of Tenant's knowledge, the use, maintenance or operation of the Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the Environmental Laws).

13. The Premises have not been used and the Tenant does not plan to use the Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation

                               Exhibits - Page 9
    or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste.

14. Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgements outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Premises, nor is Tenant aware of a basis for any such proceeding.

15. (INCLUDE THIS PARAGRAPH FOR LOAN TRANSACTIONS.) The Tenant acknowledges that all the interest of the Landlord in and to the Lease is being duly assigned to Lendor, and that pursuant to the terms thereof, all rent payments under the Lease shall continue to be paid to the Landlord in accordance with the terms of the Lease unless and until the Tenant is notified otherwise in writing by Lendor or its successors or assigns.

   It is particularly noted that:

   (a) Under the provisions of this assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, without the prior written consent of Lendor or it successors or assigns, and without such consent, no rent may be collected or accepted more than two (2) months in advance.

   (b) The interest of the Landlord in the Lease has been assigned to Lendor for the purposes specified in the assignment. Lendor, or its successors or assigns, assumes no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof.

   (c) Any notices sent to Lendor or its affiliates should be sent by registered mail and addressed as follows: ____________________________
        _____________________________________________________________________.

16. Tenant agrees to give any Mortgagee and/or Trust Deed Holders ("Mortgagee"), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional sixty (60) days within which to cure such default of it such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such sixty (60) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

17. This certification is made to induce Lendor to make certain fundings, knowing that Lendor relies upon the truth of this certification in disbursing said funds.

18. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Tenant.

DATED THIS ____________________ DAY OF ________________, 19 ____.

                                ______________________________________________
                                (Tenant)

                                By:   ________________________________________

                                      Its:  __________________________________

                                      Date: __________________________________

The undersigned hereby certifies that the certifications set forth above are true as of the date hereof.

                                ______________________________________________
                                (Owner/Landlord)

                                By:   ________________________________________

                                      Its:  __________________________________

                                      Date: __________________________________

                              Exhibits - Page 10